EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT



                   COMPANY NAME                        STATE OF INCORPORATION

Steiner-Atlantic Corp.                                        Florida

     DRYCLEAN USA License Corp.                               Florida

     DRYCLEAN USA Development Corp.                           Florida

     Steiner-Atlantic Brokerage Corp.                         Florida




Steiner-Atlantic Corp. is wholly-owned directly by the Company. All other subsidiaries are wholly-owned by Steiner-Atlantic Corp.